Exhibit 5.1

                         SICHENZIA, ROSS & FRIEDMAN LLP
                              135 West 50th Street
                            New York, New York 10020
                                 (212) 664-1200
                                 (212) 664-7329

                                                                  April 24, 2000

Technical Ventures Inc.
3411 McNicoll Avenue
Unit 11
Scarborough, Ontario
Canada M1V 2V6

         Re:      Registration Statement on Form SB-2/Registration No. 333-75901

Dear Sirs:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Technical Ventures Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being registered pursuant to the Registration Statement are duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            Sichenzia, Ross & Friedman LLP